Exhibit 1.1

[•] Shares

AXA Equitable Holdings, Inc.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

FORM OF UNDERWRITING AGREEMENT

May [•], 2018

May [•], 2018

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

as managers of the offering (the “Managers”)

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Barclays Capital Inc.

745 Seventh Avenue,

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

AXA S.A., a société anonyme organized under the laws of France (the “Selling Stockholder”) and the sole stockholder of AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [•] shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”).

The Selling Stockholder also proposes to sell to the several Underwriters not more than an additional [•] shares of the common stock, par value $0.01 per share, of the Company (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, when such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain, as of its date, and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or information furnished to the Company in writing by the Selling Stockholder expressly for use therein, which information is limited to the name of the Selling Stockholder, the number of offered shares of common stock and the address and other information with respect to the Selling Stockholder included in the “Principal and Selling Stockholders” section of the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus and any information so furnished for use in the preparation of the required answers therein to Items 7 and 11(m) of Form S-1 (the “Selling Stockholder Information”).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority necessary to hold or own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, be in good standing or have such power or authority would not reasonably be expected to have a material adverse effect on the business, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e) Each Significant Subsidiary (as defined below) of the Company has been duly incorporated or organized, is validly existing in good standing (to the extent that such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, be in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests, as applicable, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims. For purposes of this Agreement, “Significant Subsidiary” means the subsidiaries listed in Schedule IV to this Agreement. The subsidiaries listed in Schedule IV to this Agreement are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(f) Each subsidiary that is required to be organized and licensed as an insurance company (each, an “Insurance Subsidiary,” and collectively the “Insurance Subsidiaries”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Time of Sale Prospectus and the Prospectus, except in each case where the failure to be so organized, licensed or authorized would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations and qualifications, of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Time of Sale Prospectus and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications

(individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus; none of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any Insurance Subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; except as set forth in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any law, rule, regulation, agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company as would reasonably be expected to have a Material Adverse Effect; and except as set forth in the Time of Sale Prospectus and the Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends by any Insurance Subsidiary to its parent or the payment of dividends by such parent to the Company (directly or indirectly through one or more intermediate holding companies directly or indirectly wholly owned by the Company), or (B) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The shares of Common Stock outstanding (including the Shares to be sold by the Selling Stockholder) have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the sale of the Shares, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or (iii) result in any violation of any law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge, encumbrance, judgment, order or decree that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory body or agency is required for the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated hereby, except such as may be required for the registration of the Shares under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required by the securities or Blue Sky laws of the various states and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(k) There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the property or assets of the Company or any of its subsidiaries is or may be subject (i) other than Actions described in all material respects in the Time of Sale Prospectus and Actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus under the Securities Act and are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) Each preliminary prospectus filed as part of the registration statement dated on or after April [•], 2018, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act, including the applicable accounting requirements of Regulation S-X under the Securities Act (“Regulation S-X”), and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; the selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Time of Sale Prospectus and the Prospectus fairly present, on the basis stated in the Time of Sale Prospectus and the Prospectus, the information included therein; the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus; the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus comply as to form with the accounting requirements of Regulation S-X; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(r) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(s) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of its subsidiaries would have any liability (each, a “Plan”) has been maintained in compliance in all respects with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no such Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no such Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any such Plan; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, and the Company shall undertake to maintain such qualification of each Plan; (vii) except as described in the Time of Sale Prospectus and the Prospectus, the fair market value of the assets under each qualified defined benefit pension plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan (determined based on those assumptions used to fund such plan) and (viii) neither the Company nor any of its subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan.

(t) (i) None of the Company or its subsidiaries or affiliates under the control of the Company (“controlled affiliates”), or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action or secure an improper advantage, or to any person in violation of any applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended; and (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that would violate any Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, set aside for payment, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, financial position, shareholder’s equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; except in each case as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all real property held under lease by the Company or its subsidiaries that are material to the business of the Company and its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, in each case, except as described in the Time of Sale Prospectus.

(y) (i) The Company and its subsidiaries own or possess or have the right to use, or can acquire on reasonable terms, all material patents, patent applications, patent rights, licenses, inventions, copyrights and copyrightable works, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, domain names and other source indicators, trade names, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) currently used by them in the conduct of the business now operated by them, (ii) the Company’s and its subsidiaries’ conduct of their business does not infringe, misappropriate or otherwise violate any Intellectual Property right of any person which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation, violation of or conflict with asserted rights of others with respect to any Intellectual Property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or violated by any person which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(z) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its consolidated subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(cc) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(dd) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(ee) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 12 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ff) Except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of

Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect or except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(ii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with offering and sale of the Shares.

(jj) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(kk) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ll) (i) The material forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Time of Sale Prospectus, the Prospectus or any road show (the “Prospective Financial Information”), including the information included in the Time of Sale Prospectus and Prospectus under the captions “Prospectus Summary—Financial Goals” and “Business—Financial Goals” which sets out certain forward-looking information for the Company, has been so included on a reasonable basis and in good faith, (ii) the assumptions underlying the Prospective Financial Information are reasonable and consistent with the assumptions used in the Company’s internal budgeting process and (iii) the assumptions described in the Prospective Financial Information accurately and fairly describe in all material respects the key assumptions upon which the Prospective Financial Information is based.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) The Selling Stockholder has been duly incorporated and is validly existing as a société anonyme under French law, with full power and authority to execute and perform its obligations under this Agreement.

(c) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the consummation by the Selling Stockholder of any other of the transactions contemplated hereby, or the fulfillment by the Selling Stockholder of such terms will not (subject to compliance by the Underwriters with the provisions of Section 3 of this Agreement) result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or infringe any law, regulation, order, rule, decree or statute applicable to the Selling Stockholder and are not contrary to the provisions of the constitutional documents of the Selling Stockholder. All consents, approvals, authorizations, orders, filings and registrations of or with any court or governmental authority have been given, fulfilled or done and no other action is required to be taken, fulfilled or done by the Selling Stockholder for or in connection with the execution, delivery and performance by the Selling Stockholder of this Agreement and consummation of the transactions contemplated by this Agreement, except such as may be required for the registration of the Shares under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required by FINRA and such as may be required by the securities or Blue Sky laws of the various states and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(d) The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(e) Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Section 8-501 of the UCC.

(f) The Selling Stockholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 2(g) apply solely to the extent such statements or omissions are made in reliance upon and in conformity with the Selling Stockholder Information and do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(h)

(i) The Selling Stockholder will not knowingly cause or permit the proceeds of the sale of the Shares to be used directly to make a loan or other advance to, invest in or continue to or otherwise support the activities or business of any person, entity, country or governmental authority that is the subject of any applicable economic sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the European Union (“EU”) (collectively, “OFAC/EU Sanctions”) in any manner that would violate such OFAC/EU Sanctions; and

(ii) The Selling Stockholder is not listed on any OFAC/EU Sanctions-related list of specifically designated nationals or designated persons or entities (or equivalent) maintained by OFAC or the EU.

(i) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares, in each case other than the Time of Sale Prospectus.

3. Agreements to Sell and Purchase. The Selling Stockholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholder at $[•] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Stockholder not later than 30 days after the date of this Agreement; provided that the Underwriters may not exercise such right more than two times in such 30-day period. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Unless otherwise agreed among the Underwriters, the Selling Stockholder and the Company, each purchase date must be at least [three business days] after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or otherwise publicly announce any intention to enter into any transaction described in clause (1) or (2) above.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Time of Sale Prospectus, (c) grants made under any equity compensation plan described in the Time of Sale Prospectus and existing on the date of hereof, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (e) the entry by the Company into an agreement providing for the direct or indirect acquisition of 100% of the Common Stock by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), provided such transaction is approved by the Board of Directors of the Company, and provided further that, if such transaction is not consummated, the underlying shares of Common Stock shall continue to be subject to the restrictions contained in the preceding paragraph, and (f) any issuance or transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as consideration for a merger, acquisition, asset transfer or similar transaction, provided that the aggregate amount represented by all securities that the Company issues or transfers or agrees to issue or transfer pursuant to this clause (f) during the Restricted Period shall not exceed five percent (5%) of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided further, that the Company shall cause the recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a “lock-up” agreement, substantially in the form of Exhibit A hereto.

If Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(h) hereof for an officer or director of the Company and provide the Company and the Selling Stockholder with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver, and the Selling Stockholder hereby grants its consent to such release.

4. Terms of Public Offering. The Selling Stockholder is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Stockholder is further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Stockholder shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May [•], 2018, or at such other time on the same or such other date, not later than [•], 2018, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than June [•], 2018, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Stockholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the financial condition, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, (after consultation with the Company and the Selling Stockholder, if practicable) is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Debevoise & Plimpton LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Annex A.

(d) The Underwriters shall have received on the Closing Date an opinion of Dave S. Hattem, Senior Executive Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Annex B.

(e) The Underwriters shall have received on the Closing Date an opinion of Debevoise & Plimpton LLP, counsel for the Selling Stockholder, dated the Closing Date, to the effect set forth in Annex C.

(f) The Underwriters shall have received on the Closing Date an opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Closing Date with respect to such matters as you may reasonably request.

The opinions described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company or the Selling Stockholder, as the case may be, and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Stockholder and the executive officers and directors of the Company listed on Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Underwriters shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization (to the extent that such concept is applicable) and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions, provided that the evidence of good standing for those entities except for the Company may be as of any date from the date hereof through and including the Closing Date.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the Chief Financial Officer of the Company dated the date hereof or the Closing Date, as applicable, in form and substance satisfactory to you, stating, as of such date, the conclusions and findings of such individual, in his or her capacity as Chief Financial Officer of the Company, with respect to the financial information and such other matters as reasonably requested by you.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, to the same effect as the certificate delivered on the Closing Date pursuant to Section 6(b) hereof;

(ii) an opinion and negative assurance letter of Debevoise & Plimpton LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) an opinion of Dave S. Hattem, Senior Executive Vice President and General Counsel of the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion of Debevoise & Plimpton LLP, counsel for the Selling Stockholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) an opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii) a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, to the same effect as the certificate delivered on the date hereof and the Closing Date pursuant to Section 6(j) hereof; and

(viii) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and valid issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) or 7(e) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if during such time any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith, the Company shall not be required to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) subject itself to taxation in any such jurisdiction where it is not now so subject and (iii) take any action that would subject it to services of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders and to you as soon as reasonably practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act), an earning statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the Company’s option, Rule 158 of the Securities Act).

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) (A) To deliver to each Underwriter (or its agent), on or before the Closing Date, a copy of the certificate furnished to the Selling Stockholder with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (B) to mail the required notice to the Internal Revenue Service (“IRS”), as described in Treasury Regulations 1.897-2(h)(2), within thirty (30) days of providing the copy of the certificate in (A).

8. Covenants of the Selling Stockholder. The Selling Stockholder covenants with each Underwriter as follows:

(a) To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed IRS Form W-8BEN-E, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholder agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer, stamp, value added or similar taxes or duties payable thereon, (iii) the cost of producing, printing and distributing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state and/or foreign securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws and/or foreign securities laws as provided in Section 77(f) hereof or the determination of the conditions under which such registration or qualification need not be obtained in order to offer and sell Shares in such jurisdictions, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (including local counsel in each such foreign jurisdiction) in connection with such qualification or determination and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, that the Underwriters shall pay or reimburse the Company half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and all transfer, stamp, value added or similar taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder for which provision is not otherwise made in this Section. The Selling Stockholder covenants that it will pay or cause to be paid any transfer, stamp, value added or similar taxes or duties incident to the transfer and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder; provided that, the Managers agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Managers for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Selling Stockholder Information; and except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the sale of its Shares under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section Error! Reference source not found., 11(b) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by you. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section Error! Reference source not found., 11(b) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the offering of the Shares and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the sale of its Shares under this Agreement. The Selling Stockholder shall not be liable for contribution under this Section 11(e) except under such circumstances as the Selling Stockholder would have been liable for indemnification under Section 11(b) above irrespective of whether such indemnification were enforceable under applicable law.

(f) The Selling Stockholder, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 under the Securities Act (the “Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.

In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company and such Morgan Stanley Entity have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Company or the Selling Stockholder and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of any Morgan Stanley Entity in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities and the Company shall reimburse such fees and expenses as they are incurred. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the offering of the Directed Shares and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the

Directed Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Morgan Stanley Entities on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any national securities exchange, (iii) a material disruption in securities settlement, payment or clearance services shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment (after consultation with the Company and the Selling Stockholder, if practicable), impracticable to proceed with, or seriously compromises, the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you, the Company or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Selling Stockholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company and the Selling Stockholder irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and the Selling Stockholder irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

(b) The Selling Stockholder hereby irrevocably appoints [•], with offices at [•] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Stockholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Stockholder represents and warrants that such agent has agreed to act as the Selling Stockholder’s agent for service of process, and the Selling Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; if to the Company shall be delivered, mailed or sent to Dave S. Hattem, Senior Executive Vice President and General Counsel, 1290 Avenue of the Americas, New York, New York 10104, with a copy to Peter J. Loughran, Debevoise and Plimpton LLP, 919 Third Avenue, New York, New York 10022 and if to the Selling Stockholder shall be delivered, mailed or sent to Helen Browne, Group General Counsel, 25 avenue Matignon, 75008 Paris, France, with a copy to Peter J. Loughran, Debevoise and Plimpton LLP, 919 Third Avenue, New York, New York 10022.

21. Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22. No Voting. Without limiting the applicability of any other provision of this Agreement, the Underwriters will purchase any Shares purchased hereunder in the ordinary course of their activities as broker-dealers and not with the purpose or intent, directly or indirectly through any affiliate, of exercising control over the Company or any of its subsidiaries. In furtherance of the foregoing, each Underwriter agrees that for so long as it owns any of the Shares purchased by it hereunder (a) it, directly or indirectly through any affiliate, will not exercise any voting rights associated with the Shares purchased by it hereunder, to the extent such exercise would give rise to a presumption of control under any applicable insurance law or regulation or trigger any other regulatory approval requirement, without first having obtained any required regulatory approval; (b) to the extent it, directly or indirectly through any affiliate, exercises any voting rights associated with the Shares purchased by it hereunder, it and any such affiliates will vote all such Shares in the same proportion as the shares of common stock or other voting securities of the Company voted by all other holders of common stock or such other voting securities of the Company and (c) it will not sell the Shares purchased by it hereunder to any purchaser if the number Shares sold to such purchaser would exceed 28.0 million shares, unless approved by the Company.

[Signature Page Follows]

Very truly yours,

AXA EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

AXA S.A., the Selling Stockholder

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the

    several Underwriters named in Schedule I hereto

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[•]
J.P. Morgan Securities LLC	[•]
Barclays Capital Inc.	[•]
Citigroup Global Markets Inc.	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]

Total:	[•]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated April [•], 2018

2.	[Any free writing prospectus filed by the Company under Rule 433(d) of the Securities Act]

3.	[Orally communicated pricing information]

II-1

SCHEDULE III

Persons Delivering Lock-up Agreements

AXA S.A.

Thomas Buberl

George Stansfield

Mark Pearson

Seth Bernstein

Gérald Harlin

Anders Malmström

Brian Winikoff

Dave Hattem

Jeffrey Hurd

Karima Silvent

Bertrand Poupart-Lafarge

Charles Stonehill

Dan Kaye

Ramon de Oliviera

III-1

SCHEDULE IV

Significant Subsidiaries

AllianceBernstein L.P.

AXA Equitable Life Insurance Company

AXA Financial, Inc.

AXA Equitable Financial Services, LLC

IV-1

Annex A

Form of Opinion of Debevoise & Plimpton LLP, Counsel to the Company

[Debevoise to provide draft opinion and negative assurance letter]

A-1

Annex B

Form of Opinion of Dave S. Hattem, Senior Executive Vice President and General Counsel of the Company

[Draft General Counsel opinion to be provided]

B-1

Annex C

Form of Opinion of Debevoise & Plimpton LLP, Counsel to the Selling Stockholder

[Debevoise draft opinion under review]

C-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                    , 2018

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Barclays Capital Inc.

745 Seventh Avenue,

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”) and AXA S.A., a société anonyme organized under the laws of France, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Managers (the “Underwriters”), of [•] shares (the “Shares”) of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) otherwise publicly announce any intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to the following:

(a)	transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b)	transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, provided that each donee shall sign and deliver a lock-up letter substantially in the form of this letter and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(c)	distributions by the Selling Stockholder of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock to its affiliates or stockholders, provided that each distributee shall sign and deliver a lock-up letter substantially in the form of this letter and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(d)	(i) the sale by the Selling Stockholder of $[750,000,000] aggregate principal amount of [•]% mandatory exchangeable bonds (the “Bonds”), to be issued on or about [•], 2018, which are exchangeable into shares of Common Stock or (ii) the transfer by the Selling Stockholder of shares of Common Stock to holders of the Bonds in accordance with the exchange provisions of the Bonds;

(e)	if the undersigned is an individual, transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock by will or intestacy, provided that each legatee, heir or other transferee shall sign and deliver a lock-up letter substantially in the form of this letter and provided further that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause;

(f)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(g)	transfers by the undersigned of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock in connection with the direct or indirect acquisition of 100% of the Common Stock by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or the entry by the Selling Stockholder into an agreement providing for such a transaction, provided such transaction is approved by the Boards of Directors of the Selling Stockholder, and provided further that, if such transaction is not consummated, the underlying shares of Common Stock shall continue to be subject to the restrictions contained herein;

(h)	one or more sales of shares of Common Stock to the Company, or net share settlement with the Company, to satisfy the exercise price of options, stock appreciation rights or warrants to purchase shares of Common Stock pursuant to any benefit plans on the terms of such plans as described in the Time of Sale Prospectus, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this agreement, provided further that no such sales or net share settlement shall result in a net reduction in beneficial ownership of shares of Common Stock, provided further that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such sales or net share settlement during the first [30] days of the Restricted Period, and provided further that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause; or

(i)	one or more sales of shares of Common Stock to the Company, or net share settlement with the Company, to satisfy tax withholding or similar obligations in connection with the vesting of any equity-based awards vesting within 30 days before the Restricted Period, provided that any shares of Common Stock received upon such vesting shall be subject to all of the restrictions set forth in this agreement, provided further that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such sales or net share settlement during the first [30] days of the Restricted Period, and provided further that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock other than the transfer by the Selling Stockholder of any shares of Common Stock to holders of the Bonds in accordance with the exchange provisions of the Bonds, provided that the Selling Stockholder may, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, make any demand for the sale of, or request to sell, all or part of its remaining shares of Common Stock pursuant to Section 2.2 of the Registration Rights Agreement, dated as of [•], 2018, between the Company and the Selling Stockholder as long as no public announcement of any such demand, request or proposed offering and sale of shares of Common Stock is made and no Registration Statement is filed with the SEC.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) [•] agree[s] that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, [•] will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by [•] hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 2018

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the sale by AXA S.A. of [•] shares of common stock, $0.01 par value (the “Common Stock”), of AXA Equitable Holdings, Inc. (the “Company”) and the lock-up letter dated     , 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated     , 2018, with respect to         shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective     , 2018; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company and the Selling Stockholder of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Signature page follows.]

B-1

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

cc: AXA Equitable Holdings, Inc.

B-2

FORM OF PRESS RELEASE

AXA Equitable Holdings, Inc.

[Date]

AXA Equitable Holdings, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, the managers in AXA S.A.’s recent public sale of [•] shares of the Company’s common stock, are [waiving][releasing] a lock-up restriction with respect to          shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on         , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.